UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
November 16, 2018
Date of Report (date of earliest event reported)
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OpGen, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
 (Address of principal executive offices, including zip code)

(240) 813-1260
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.02    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 16, 2018, Harry D’Andrea,  a director of OpGen, Inc. (the “Company”) since 2016, resigned from the Board of Directors and from all committees of the Board of Directors on which he served.  Mr. D’Andrea served as a member of and Chair of the Audit Committee.  There was no disagreement between Mr. D’Andrea and the Company leading to his decision to resign.
Also on November 16, 2018, the Board appointed Tina Nova to serve as a member of the Audit Committee of the Board of Directors.  The Board assessed her qualifications for serving in such capacity, including her roles as the chief executive officer of a number of companies and her prior service on the Audit Committee of other publicly traded companies, and re-assessed her status as an independent member of the Board of Directors. Dr. Nova was confirmed as an independent member of the Board of Directors with the necessary financial statement expertise to serve as a member of the Audit Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer
Date: November 21, 2018